Exhibit 99.1

Consolidated Communications Announces Agreement to be Acquired by

Searchlight Capital Partners and British Columbia Investment Management Corporation

Consolidated Communications Shareholders to Receive $4.70 Per Share in Cash, Representing 70% Premium for Shareholders

MATTOON, Ill. — October 16, 2023 – Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) (“Consolidated Communications” or the “Company”), a top 10 fiber provider in the United States, today announced that it has entered into a definitive agreement (the “Agreement”) to be acquired by affiliates of Searchlight Capital Partners, L.P. (“Searchlight”) and British Columbia Investment Management Corporation (“BCI”) in an all-cash transaction with an enterprise value of approximately $3.1 billion, including the assumption of debt.

Searchlight, in the aggregate, is currently the beneficial owner of approximately 34% of the Company’s outstanding shares of common stock, as well as the holder of 100% of the Company’s outstanding Series A perpetual preferred stock. Under the terms of the Agreement, Searchlight and BCI will acquire all of the Consolidated common stock not already owned by Searchlight for $4.70 per share in cash.

The purchase price represents a premium of approximately 70% to the closing price of the Company’s common stock through April 12, 2023, the last trading day prior to the submission of Searchlight and BCI’s initial non-binding proposal to the Company’s Board of Directors (the “Board”), and a premium of approximately 33% to the closing price of the Company’s common stock as of October 13, 2023. The transaction implies a 9.6x multiple on the Company’s LTM EBITDA, pro forma for the previously disclosed sales of certain non-core operations, including the expected sale of Washington assets, as of June 30, 2023. The proposed transaction has been unanimously approved by a special committee of independent and disinterested directors of the Board (the “Special Committee”), advised by independent legal and financial advisors, formed to evaluate and consider the proposal and other potential strategic alternatives. The Board of Directors of the Company, following recusals of directors affiliated with Searchlight and BCI, has approved the proposed transaction on the unanimous recommendation of the Special Committee.

“We are pleased to have reached this agreement with Searchlight and BCI, which delivers a significant and certain cash premium to our shareholders,” said Robert J. Currey, the Chairman of the Consolidated Communications Board and the Special Committee Chair. “The Special Committee thoroughly reviewed their proposal, considering the benefits of the transaction against other strategic alternatives available to the Company, including continuing as a publicly-traded company. We also considered capital structure alternatives, analyzing the potential availability, cost and feasibility of injecting additional capital into the business. Following this review, the Special Committee determined this transaction is the best path forward for Consolidated Communications and its shareholders. This transaction reflects the value of our business, taking into account both the growth opportunities of the Company’s fiber build-out, as well as the potential risks associated with the Company’s ongoing strategic transformation, including impacts from liquidity and leverage limitations within which the Company must operate, the dynamic competitive pressures of a sector-wide fiber conversion and the imperative to continue our fiber build-out.”

“We believe this transaction provides substantial value for our shareholders while also enhancing our flexibility to continue the execution of our fiber expansion strategy,” said Bob Udell, President and Chief Executive Officer of Consolidated Communications. “We have been operating in a shifting economic environment over the course of this past year, resulting in higher operating costs and a challenging market for attractive financing options. While we are pleased with how we have managed the business despite these headwinds, several factors recently necessitated that we delay our estimated fiber build completion beyond 2026. As we navigate this environment, we will have increased flexibility as a private company and Searchlight will continue to be an outstanding partner as we advance our transformation to a leading fiber-first provider. We believe this continued partnership will create an outstanding outcome for the Company, our customers and our employees.”

In connection with execution of the Agreement, Consolidated has entered into an amendment (the “Amendment”) to its credit agreement. The Amendment provides for interim financial covenant relief by increasing the maximum consolidated first lien leverage ratio permitted under the credit agreement, subject to certain conditions. The covenant relief provided for in the Amendment will provide the Company with near-term financial and operational flexibility amid a more challenging operating environment, enabling Consolidated to conservatively continue its fiber build plan between signing and closing. The Amendment will remain in effect following closing of the transaction. In the event the transaction does not close by August 1, 2025, it is expected that the financial covenant will revert to the levels that currently apply.

Approvals and Timing

The proposed transaction will result in Consolidated Communications becoming a private company and is expected to close by the first quarter of 2025, subject to customary closing conditions, including receipt of regulatory approvals and approval of the holders of a majority of the voting power represented by the outstanding shares that are entitled to vote thereon and held by shareholders other than Searchlight and BCI, their investment fund affiliates and the directors and officers of the Company. The transaction is not subject to a financing condition. Following the closing of the transaction, shares of Consolidated Communications common stock will no longer be traded or listed on any public securities exchange.

Third Quarter 2023 Financial Results

Consolidated’s third quarter 2023 earnings will be issued on November 7, 2023. In light of the announced transaction, Consolidated will not host an earnings conference call. The Company’s third quarter 2023 earnings press release and investor presentation will be available on its investor relations website at https://ir.consolidated.com/.

Advisors

Rothschild & Co is acting as financial advisor to the Special Committee and Cravath, Swaine & Moore LLP is acting as its legal counsel. Latham & Watkins LLP is providing legal counsel to Consolidated Communications. Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as lead financial advisors to Searchlight. Morgan Stanley & Co. LLC, Wells Fargo, Mizuho, RBC Capital Markets and TD Securities are also acting as financial advisors to Searchlight. Wachtell, Lipton, Rosen & Katz is serving as Searchlight’s legal counsel. Weil, Gotshal & Manges LLP is serving as BCI’s legal counsel.

About Consolidated Communications

Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) is dedicated to moving people, businesses and communities forward by delivering the most reliable fiber communications solutions. Consumers, businesses and wireless and wireline carriers depend on Consolidated for a wide range of high-speed internet, data, phone, security, cloud and wholesale carrier solutions. With a network spanning nearly 59,000 fiber route miles, Consolidated is a top 10 U.S. fiber provider, turning technology into solutions that are backed by exceptional customer support.

About Searchlight

Searchlight is a global private investment firm with approximately $11 billion in assets under management and offices in New York, London and Toronto. Searchlight seeks to invest in businesses where its long-term capital and strategic support accelerate value creation for all stakeholders. For more information, please visit www.searchlightcap.com.

About British Columbia Investment Management Corporation (BCI)

BCI is amongst the largest institutional investors in Canada with C$233.0 billion in gross assets under management, as of March 31, 2023. Based in Victoria, British Columbia, with offices in Vancouver, New York City, and London, U.K., BCI manages a portfolio of diversified public and private market investments on behalf of our British Columbia public sector clients. BCI’s private equity program actively manages a C$28.3 billion global portfolio. For more information, please visit www.bci.ca.

Forward-Looking Statements

Certain statements in this communication are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, the Company’s current expectations, plans, strategies and anticipated financial results.

There are a number of risks, uncertainties and conditions that may cause the Company’s actual results to differ materially from those expressed or implied by these forward-looking statements, including: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by the Company’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require the Company to pay a termination fee; (vi) the effect of the announcement or pendency of the proposed transaction on the Company’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; (vii) risks related to the proposed transaction diverting management’s attention from the Company’s ongoing business operations; (viii) the amount of costs, fees and expenses related to the proposed transaction; (ix) the risk that the Company’s stock price may decline significantly if the proposed transaction is not consummated; (x) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; and (xi) (A) the risk factors described in Part I, Item 1A of Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and (B) the other risk factors identified from time to time in the Company’s other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

Many of these circumstances are beyond the Company’s ability to control or predict. These forward-looking statements necessarily involve assumptions on the Company's part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” “would” or similar expressions. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to the Company and speak only as of the date they are made. The Company disclaims any intention or obligation to update or revise publicly any forward-looking statements.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in connection with the proposed transaction. Information about who may, under SEC rules, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction will be set forth in the definitive proxy statement when it is filed with the SEC in connection with the proposed transaction. Information relating to the foregoing can also be found in the Company’s Proxy Statement on Schedule 14A for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on March 21, 2023. To the extent holdings of the Company’s securities have changed since the amounts set forth in such 2023 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the Company’s proxy statement relating to the proposed transaction when it becomes available.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Condor Holdings LLC. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement in preliminary and definitive form. In addition, the Company and certain affiliates of the Company intend to jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT AND THE SCHEDULE 13E-3 (WHEN THEY ARE AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SEARCHLIGHT AND BCI AND THE PROPOSED TRANSACTION. Investors and stockholders of the Company are or will be able to obtain these documents (when they are available) free of charge from the SEC’s website at www.sec.gov, or free of charge from the Company by directing a request to the Company at 2116 South 17th Street, Mattoon, IL 61938, Attention: Investor Relations or at tel: +1 (844) 909-2675.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Consolidated Communications Contacts

Philip Kranz, Investor Relations

+1 217-238-8480

Philip.kranz@consolidated.com

Jennifer Spaude, Media Relations

+1 507-386-3765

Jennifer.spaude@consolidated.com